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                                                                    Exhibit 23.3

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Corel Corporation of our report dated January 26, 2001 relating to the financial statements, which appears in its Annual Report on Form 10-K for the year ended November 30, 2000. We also consent to the incorporation by reference of our report dated January 26, 2001 relating to the financial statement schedule, which appears on such Form 10-K. We further consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP                      Ottawa, Canada
Chartered Accountants                               August 10, 2001